CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated February 6, 2026, relating to the financial statements of RiverNorth Short Prime Unicorn Fund 2028, Inc. for the one day ended January 28, 2026, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 23, 2026